Exhibit 10.1

620 EIGHTH NYT (NY) LIMITED PARTNERSHIP

(Landlord)

and

NYT REAL ESTATE COMPANY LLC

(Tenant)

FIRST AMENDMENT TO

LEASE AGREEMENT

Dated: As of August 31, 2009

Block:	1012
Lots:	1001, 1003, 1009-1027 and 1035
County:	New York

Property Location:	620-628 8th Avenue,
263-267 and 241-261 West 40th Street,
242-244 West 41st Street,
231-235 West 40th Street,
248-256, 260-262 and 268 West 41st Street
634 and 630-632 8th Avenue,
New York, New York

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Troutman Sanders LLP

405 Lexington Avenue

New York, New York 10174

Attention: Simon D. Cices, Esq.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT, dated as of August 31, 2009, between 620 EIGHTH (NY) LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), having an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and NYT REAL ESTATE COMPANY, LLC, a New York limited liability company, (“Tenant”), having an address at 620 Eighth Avenue, New York, New York 10018.

R E C I T A L S:

A. Landlord and Tenant entered into a lease agreement dated as of March 6, 2009 (the “Existing Lease”) relating to certain premises more particularly described in Exhibit A attached hereto (the “Leased Premises”).

B. A memorandum of the Existing Lease was recorded on March 12, 2009 in the Office of the Register of the City of New York, New York County as CRFN 2009000072465, as amended by Amendment to Memorandum of Lease recorded on July 9, 2009 as CRFN 2009000209149.

C. Landlord and Tenant desire to amend the Existing Lease as hereinafter provided.

AGREEMENT:

1. (a) All capitalized terms used but not defined in this Amendment have the meaning given to them in the Existing Lease.

(b) As used herein, the term this “Lease” shall mean the Existing Lease, as amended by this Amendment.

2. Paragraph 2 of the Existing Lease is hereby amended as follows:

(a) The definition of “Lender” is hereby deleted and the following is hereby inserted in its place:

“Lender” shall mean any Person (and its respective successors and assigns) which may on or after the date hereof, make a Loan to Landlord or to Landlord and 620 Eighth Lender NYT (NY) Limited Partnership or be the holder of a Note.

(b) The definition of “Loan” is hereby deleted and the following is inserted in its place.

“Loan” shall mean any loan made by one or more Lenders to Landlord or to Landlord and 620 Eighth Lender NYT (NY) Limited Partnership, which loan (i) is secured either (A) by a Mortgage and an Assignment, or (B) a Pledge and (ii) is evidenced by a Note, but shall not include the loan secured by the Security Documents.

(c) The definition of “Note” is hereby deleted and the following is hereby inserted in its place.

“Note” shall mean any promissory note evidencing the obligation of Landlord or Landlord and 620 Eighth Lender NYT (NY) Limited Partnership to repay a Loan as the same may be amended, supplemented or modified.

(d) The definition of “Permitted Encumbrances” is hereby amended by adding the following new clause (iii): “(iii) the Landlord Mortgage (except that the term “Permitted Encumbrances” as used in Paragraph 20(a) shall specifically exclude the Landlord Mortgage)”.

(e) The following new definition is inserted in Paragraph 2 of the Existing Lease:

    “Pledge” shall mean a pledge of the Security Documents made by Landlord in favor of a Lender to secure a Loan; such pledge may include a pledge by 620 Eighth Lender NYT (NY) Limited Partnership of the W.P.C II Mortgage and the note secured thereby.

3. Tenant and Landlord confirm and acknowledge that the maturity date of the sale leaseback financing evidenced, secured and governed by the Existing Lease and the other Transaction Documents is the date (the “SLF Maturity Date”) which is the earliest of (i) the date Tenant purchases the Leased Premises pursuant to the Purchase Option, (ii) the date Tenant delivers the Beneficial Transfer Documents to Landlord, and (iii) three (3) Business Days after the “Early Maturity Date”, where the term “Early Maturity Date” means the date which is the earlier of (1) the Purchase Date, if Tenant timely delivers the Option Notice pursuant to Paragraph 34 (a) of the Existing Lease, but thereafter Tenant defaults in its obligation to close on the Purchase Option on the Purchase Date pursuant to Paragraph 20 of the Existing Lease or (2) the last day that Tenant could have timely delivered the Option Notice to Landlord under the terms of Paragraph 34(a) of the Existing Lease, if Tenant fails to so timely deliver said Option Notice pursuant to Paragraph 34(a) of the Existing Lease. If on or before SLF Maturity Date,

Tenant shall not either close on the Purchase Option or execute and deliver the Beneficial Transfer Documents, such failure shall constitute a maturity date event of default; provided that Landlord’s sole remedy with respect to such maturity date event of default shall be the right to foreclose upon Tenant’s beneficial interest in the Leased Premises under the Landlord Mortgage (whether by judicial foreclosure or power of sale), it being expressly acknowledged and agreed by Tenant that no notice or cure period shall be required to be given by Landlord under this Lease prior to the commencement of any such remedy by Landlord, that such remedy shall be, to the fullest extent permitted by applicable Laws, cumulative and concurrent and not exclusive of any other remedy that Landlord may be entitled to with respect to any other Event of Default under this Lease and shall be exercisable at the sole discretion of Landlord. Upon the occurrence of a maturity date event of default, Tenant shall be required to pay to Landlord as liquidated and agreed final damages for Tenant’s maturity date event of default (it being agreed that it would be impracticable or extremely difficult to fix the actual damages) an amount equal to the sum of (x) $250,000,000 plus (y) all reasonable costs or expenses incurred by Landlord in foreclosing on the Landlord Mortgage or otherwise collecting such damages.

4. Paragraph 22(c) of the Existing Lease is hereby amended by deleting the last sentence thereof and inserting the following in its place:

“Upon the occurrence of a Limited Remedy Default, Tenant shall be required to pay to Landlord as liquidated and agreed final damages for Tenant’s Limited Remedy Default (it being agreed that it would be impracticable or extremely difficult to fix the actual damages) an amount equal to the sum of (x) $250,000,000 plus (y) all reasonable costs or expenses incurred by Landlord in foreclosing on the Landlord Mortgage or otherwise collecting such damages. One year after the delivery of the Beneficial Transfer Documents and the recording of the True Assignment and the payment of all applicable transfer taxes thereon, Landlord shall record a satisfaction of the Landlord Mortgage, unless during such one year period Landlord has commenced a foreclosure action under the Landlord Mortgage and such foreclosure action has not been discontinued or terminated. Upon the completion of a foreclosure on Tenant’s beneficial interest in the Leased Premises under the Landlord Mortgage (whether by judicial foreclosure or power of sale) solely as a result of a Limited Remedy Default, (i) Landlord will be the sole owner of the beneficial interest in the Leased Premises and the leasehold estate created by the Severance Lease and (ii) the leasehold estate in the Leased Premises created by and vested in Tenant pursuant to this Lease shall not be affected by such foreclosure and Tenant shall remain the tenant under this Lease in accordance with the terms and provisions contained herein (it being understood that the Option Lapse Date has occurred with respect to all of the provisions of the Lease).

5. If Tenant shall receive a notice (a “Pledge Notice”) from Landlord that Landlord has obtained a Loan which is secured by a Pledge, which Pledge Notice states the name and address of the Lender, then if at any time thereafter, Tenant receives a notice from the Lender that an event of default has occurred under the loan documents which evidence, secure or relate to the Loan made by such Lender, then thereafter, all decisions, consents, approvals or options to be made by Landlord shall instead be made by Lender and payments of Basic Rent and the Purchase Price shall be made as directed by Lender until Lender notifies Tenant that the event of default has been cured to the satisfaction of Lender or that the Loan has been repaid in full. Tenant acknowledges receipt of a Pledge Notice from Landlord with respect to a $119,750,000 Loan made by Bank of China, New York Branch to Landlord and 620 Eighth Lender NYT (NY) Limited Partnership concurrently with the execution of this Amendment. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to such Lender.

6. Tenant hereby confirms and agrees that from and after Tenant’s receipt of a Pledge Notice until such time as such Pledge Notice is withdrawn in writing by the Lender named in such Pledge Notice, with respect to any notice that must or may be given by Landlord to Tenant pursuant to the Existing Lease, as amended by this Agreement (including, without limitation, a notice of a default), such notice may instead be given by the Lender named in such Pledge Notice with the same force and effect as if given by Landlord.

7. Tenant represents and warrants to Landlord that the members of the Condominium Board and the NYTC Board designated by Tenant (collectively, the “Tenant Members”) are listed on Exhibit B attached hereto. Concurrently with the execution of this Amendment, Tenant is executing and delivering to Landlord an undated resignation of the Tenant Members. Tenant will not designate any additional, substitute or replacement members of the Condominium Board or the NYTC Board unless such member executes and delivers to Tenant and Tenant delivers to Landlord an undated resignation. Landlord shall have the right, at its option, only during the continuance of an Event of Default and not at any other time, to deliver one or more of the resignations to the Condominium Board or the NYTC Board, as applicable, and designate a replacement member.

8. Except as amended by this Amendment, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

9. (a) This Amendment constitutes the entire agreement among the parties concerning its subject matter. This Amendment shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns. This Amendment may be executed in two or more counterparts and by facsimile each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    (b) This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to New York’s principles of conflict of laws).

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal as of the day and year first above written.

LANDLORD:

620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership

By: 620 EIGHTH GP NYT (NY) LLC, a Delaware limited liability company, its general partner

By: CPA:17 LIMITED PARTNERSHIP, a Delaware limited liability company, its sole member

By: CORPORATE PROPERTY ASSOCIATE 17 – GLOBAL INCORPORATED, a Maryland corporation, its general partners

By:	/s/ Jason E. Fox
	Name:	Jason E. Fox
	Title:	Executive Director

TENANT:

NYT REAL ESTATE COMPANY, LLC, a New York limited liability company,

By:	/s/ Kenneth Richieri
	Name:	Kenneth Richieri
	Title:	Manager

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of August in the year 2009 before me, the undersigned, a Notary Public in and for said state, personally appeared Jason E. Fox, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kenneth R. Wong
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of August in the year 2009 before me, the undersigned, a Notary Public in and for said state, personally appeared Kenneth Richieri, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Ellen Herb
Notary Public

CONSENT OF GUARANTOR

The undersigned, The New York Times Company, a New York corporation, and The New York Times Sales Company, a Massachusetts business trust corporation (collectively, “Guarantor”), as guarantor of the obligations of Tenant under the Existing Lease pursuant to a guaranty dated as of March 6, 2009 (the “Guaranty”), hereby (a) consents to the execution and delivery of this Amendment by Tenant and (b) confirms and agrees that the execution and delivery of this Amendment by Tenant will not diminish or affect Guarantor’s obligations under the Guaranty, which obligations remain in full force and effect except that all references in the Guaranty to the “Lease” shall mean the Existing Lease, as modified by this Amendment.

Dated as of August 31, 2009

THE NEW YORK TIMES COMPANY

By:	/s/ Kenneth Richieri
	Name:	Kenneth Richieri
	Title:	Senior Vice President

THE NEW YORK TIMES SALES COMPANY

By:	/s/ Kenneth Richieri
	Name:	Kenneth Richieri
	Title:	President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of August in the year 2009 before me, the undersigned, a Notary Public in and for said state, personally appeared Kenneth Richieri, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Ellen Herb
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of August in the year 2009 before me, the undersigned, a Notary Public in and for said state, personally appeared Kenneth Richieri, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Ellen Herb
Notary Public